Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), made and entered into as of the 8th day of April, 2026, by and between Sumisho Air Lease Corporation Designated Activity Company, an Irish private limited company (Company number 795494) having its registered office at 32 Molesworth Street, Dublin 2, Ireland (the “Company”) and _________ (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, highly competent persons have become more reluctant to serve companies as directors or officers unless they are provided with adequate protection through insurance and/or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the company.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will purchase and maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.

WHEREAS, the Constitution of the Company provides that the Company shall indemnify every director or officer of the Company against all losses or liabilities (including any costs and expenses) which such person may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by the officer in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which the officer is acquitted or in connection with any application under sections 233 or 234 of the Companies Act 2014 (the “Act”) in which relief is granted to him or her by a court of competent jurisdiction, and no director or officer shall be liable for any loss, damage or misfortune (including any costs and expenses) which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto. Such indemnification rights set forth therein are not exclusive, and therefore contracts may be entered into between the Company and any director or officer of the Company with respect to indemnification upon substantially similar terms to those contained herein.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s members and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Constitution of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Company’s Constitution and insurance as adequate in the present circumstances, and may not be willing to serve as a director or officer of the Company and its subsidiaries without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that she or he be so indemnified.

WHEREAS, Indemnitee may have certain rights to indemnification, advancement, and/or insurance provided by one or more direct or indirect equity holders of the Company or their respective affiliates, which Indemnitee and the Company intend to be secondary to the primary obligation of the Company to indemnify Indemnitee, advance Expenses, and pay Liabilities to Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

(a) As used in this Agreement:

“Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there occurs a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (ii) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions; (iii) the approval by the members of the Company of a complete liquidation of the Company; or (iv) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board.

“Continuing Director” means (i) each director on the Board on the date hereof or (ii) any new director whose election or nomination for election by the Company’s members was approved pursuant to the Investors Agreement.

“Corporate Status” means the status of a person who is or was a director, officer, fiduciary or board of directors’ committee member of the Company or of any other Enterprise.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, fiduciary or board of directors’ committee member.

“Expenses” means all direct and indirect costs (including attorneys’ fees, retainers, court costs, transcripts, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, the Company’s Constitution, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, Expenses, however, shall not include any Liabilities.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Investors Agreement” means that certain Sumisho Air Lease Corporation Designated Activity Company Investors Agreement, dated as of April 8, 2026, by and among (i) the Company, (ii) SCIVIRL Capital Designated Activity Company, an Irish private company limited by shares, (iii) SMBC Aviation Capital Limited, a company incorporated with limited liability in Ireland, and (iv) any other person who shall thereafter become a party thereto as an “Investor” as set forth therein.

“Liabilities” means any losses or liabilities, including any judgments, fines, excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, excise taxes and penalties, penalties or amounts paid in settlement).

“Proceeding” means any threatened, pending, commenced, continuing or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, continuing or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, by or before any court, arbitrator, governmental, regulatory or other similar authority, including any appeal therefrom, in any jurisdiction and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

(b) For the purposes of this Agreement:

References to “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) to the fullest extent permitted by any provision of the Act, or the corresponding provision of any successor statute, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a company may indemnify its officers and directors.

References to “Company” shall include, in addition to the resulting or surviving company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, or officers, so that if Indemnitee is or was a director or officer of such constituent company or is or was serving at the request of such constituent company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company as Indemnitee would have with respect to such constituent company if its separate existence had continued.

Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner she or he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear.

ARTICLE 2

SERVICES BY INDEMNITEE

Section 2.01. Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director or officer of the Company, pursuant to the terms of the Investors Agreement.

ARTICLE 3

INDEMNIFICATION

Section 3.01. (a) Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3.01(a) if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.01(a), the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses and Liabilities, in each case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3.01(b) if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.01(b), the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses and Liabilities, in each case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company will not indemnify Indemnitee for Expenses or Liabilities under this Section 3.01(b) related to any claim, issue, or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, a court of competent jurisdiction in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

(c) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, she or he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.

(d) Expenses as a Party Where Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 3.02. Exclusions. Notwithstanding any provision of this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid, provided, that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors set forth in Section 8.02 of this Agreement;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company;

(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities;

(d) for any Proceeding initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (w) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (x) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (y) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (z) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 6.01(e) of this Agreement; or

(e) if prohibited by applicable law.

ARTICLE 4

ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS

Section 4.01. Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance to Indemnitee any Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of each statement requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

Section 4.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for such Expenses advanced by the Company pursuant to Section 4.01 that Indemnitee has actually received payment of under any insurance policy or other indemnity provision or from any other third party source to the extent that such payment relates to the same Expenses for which the Company advanced payment.

Section 4.03. Defense of Claims. The Company shall be entitled to assume the defense of any Proceeding with counsel consented to by Indemnitee (such consent not to be unreasonably withheld) upon the delivery by the Company to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, consent to such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in respect of any Proceeding at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded upon the advice of counsel that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, (C) the Company shall not continue to retain such counsel to defend such Proceeding, or (D) a Change in Control shall have occurred, then in each such case the fees and expenses of Indemnitee’s counsel shall be at the Company’s expense. If the Company assumes the defense of any Proceeding and Indemnitee retains separate counsel, Indemnitee and the Company shall reasonably cooperate with each other and their respective counsel in the investigation related to, and defense of, such Proceeding and shall make available to each other all relevant books, records, documents, files and other information reasonably requested in connection therewith (other than those which are privileged or otherwise protected from disclosure). The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) without the Company’s prior written consent, such consent not to be unreasonably withheld. The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company’s prior written consent.

ARTICLE 5

PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

Section 5.01. Notification; Request For Indemnification. (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that she or he is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification for Liabilities or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including, to the extent known, the nature of and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise.

(b) To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder, including all documents received by the Indemnitee in respect of the Proceedings (save for those which are privileged or otherwise protected from disclosure). Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.

Section 5.02. Determination of Entitlement. (a) Where there has been a written request by Indemnitee for indemnification pursuant to Section 5.01(b), then as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though this would represent less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though this would represent less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(b) If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(ii), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(i)(C) (or if Indemnitee requests that such selection be made by the Board), such Independent Counsel shall be selected by the Company in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 5.01(b) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.02(a) hereof. Upon the due commencement of any judicial proceeding pursuant to Section 6.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.

Section 5.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the sixty (60) day period referred to in Section 5.02(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which she or he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, fiduciary or officer of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

ARTICLE 6

REMEDIES OF INDEMNITEE

Section 6.01. Adjudication. (a) In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is timely made pursuant to Section 5.02 of this Agreement and no payment of indemnification is made within ten (10) days after entitlement is deemed to have been determined pursuant to Section 5.03(b)) or (v) a contribution payment is not made in a timely manner pursuant to Section 8.04 of this Agreement, then Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification, contribution or advancement. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6.01(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6.01 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.01, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Company’s Constitution now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

ARTICLE 7

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 7.01. D&O Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, in such amounts and with such limits as reasonably determined by the Board. The Company shall use reasonable best efforts to (i) not take any action, or fail to take any action, that would reasonably be expected to result in the cancellation or material impairment of the coverage provided by such D&O Liability Insurance and (ii) promptly notify the applicable insurer of any claim or circumstances that may give rise to a claim under such D&O Liability Insurance. Nothing in this Agreement modifies or limits any obligation on the Indemnitee under the terms of any applicable D&O Liability Insurance maintained by the Company from time to time. Furthermore, the terms of this Agreement shall not negate any obligation that the Indemnitee might have to assist the Company in complying with any obligations it may have under the terms of the D&O Liability Insurance and the Indemnitee shall not take, or fail to take, any action which may prejudice the ability of the Company to recover under any D&O Liability Insurance.

Section 7.02. Evidence of Coverage. The Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall promptly notify Indemnitee of any cancellation, non-renewal, reduction or other changes in such insurance coverage.

Section 7.03. Taxable Benefit. If any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under any D&O Liability Insurance, is deemed to constitute a taxable benefit to, or otherwise be subject to any federal, state, local or other tax imposed on, Indemnitee, the Company shall pay any additional amount as may be necessary to ensure that the net amount received by or on behalf of Indemnitee, after the payment of or withholding for such taxes, equals the amount that Indemnitee would have received had no such tax been imposed.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Nonexclusivity of Rights. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s Constitution, any agreement, a vote of members or a resolution of directors, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 8.02. Indemnitor of First Resort. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses, and/or insurance provided by one or more direct or indirect equity holders of the Company (or any affiliate thereof, other than the Company) (collectively, the “Fund Indemnitors”). To the extent Indemnitee has such rights, the Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary) for Expenses or Liabilities incurred by Indemnitee hereunder and any obligation of the Fund Indemnitors or their insurers to provide indemnification, advancement, or insurance coverage for the same Expenses or Liabilities incurred by Indemnitee hereunder is secondary, (ii) the Company shall be required to advance the full amount of Expenses incurred by Indemnitee hereunder and shall be liable for the full amount of such Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against such Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any such payments made by the Company hereunder. To the extent that any Fund Indemnitor or its insurer pays or causes to be paid any amounts otherwise indemnifiable hereunder, then (A) such Fund Indemnitor shall be fully subrogated to all rights of Indemnitee with respect to such payment, and (B) the Company shall fully indemnify, reimburse, and hold harmless such Fund Indemnitor for all such amounts actually made by such Fund Indemnitor. The Company and Indemnitee agree that the Fund Indemnitors are express third-party beneficiaries of this Section 8.02.

Section 8.03 Insurance and Subrogation. (a) Indemnitee shall be covered by the Company’s D&O Liability Insurance in accordance with its or their terms to the maximum extent of the coverage available for any director or officer under such policy or policies. If, at the time the Company receives notice of a claim hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(b) Except as provided in Section 8.02, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c) Except as provided in Section 8.02, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity provision or any other third party source. In the event that such payment has been made by the Company, and Indemnitee receives payment from any such source with respect to the same amounts, Indemnitee shall reimburse the Company to the extent of such payment.

Section 8.04. Other Indemnification. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, fiduciary or board of directors’ committee member of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 8.05. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors and officers) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 8.06. Amendment. (a) This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Company’s Constitution and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

(b) Notwithstanding any other term of this Agreement, the terms of this Agreement shall have effect to the fullest extent permitted by Irish law, but shall not extend to any matter which would render them void pursuant to Irish law (including, without limitation, the provisions of section 235 of the Companies Act 2014 of Ireland, as amended), provided however, that, to the extent Irish law changes after the date of this Agreement so that the Company may, under such law, at the applicable time, indemnify the Indemnitee to an extent greater than provided under current Irish law, this Agreement should have effect to the fullest extent permitted by Irish law at the applicable time.

Section 8.07. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.08. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Constitution of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 8.09. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 8.10. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be email or other electronic transmission including PDFs). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 8.11. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company and its subsidiaries, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company and its subsidiaries.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

Section 8.12. Governing Law. This Agreement, any non-contractual disputes arising from this Agreement, and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Ireland, without regard to its conflict of laws rules.

Section 8.13. Consent To Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of Ireland, and not in any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the courts of Ireland for purposes of any action or proceeding, or the settlement of any disputes or claims (including non-contractual disputes or claims), arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the courts of Ireland, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the courts of Ireland has been brought in an improper or inconvenient forum.

Section 8.14. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form.

Section 8.16. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

SUMISHO AIR LEASE CORPORATION DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

Address:
E-Mail:
Attention:

With a copy to:

Address:
E-Mail:
Attention:

[NAME OF INDEMNITEE]

Address:
E-Mail:

With a copy to:

Address:
E-Mail:
Attention:

[Signature Page to the Indemnification Agreement – Parent]